UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2013 (December 11, 2013)

ENDO HEALTH SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Atwater Drive, Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (484) 216-0000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 11, 2013, Endo Health Solutions Inc. (the “Company”) issued a press release announcing the commencement of a private offering (the “Offering”) of a new series of senior unsecured notes due 2022 by its wholly-owned subsidiary, Endo Finance Co. (“Endo Finance”).

On December 11, 2013, the Company also issued a press release announcing the pricing of the Offering, with Endo Finance offering $700.0 million aggregate principal amount of 5.75% Senior Notes due 2022 (the “Notes”).

Copies of the press releases announcing the commencement and pricing of the Offering are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, and may not be offered in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Endo Health Solutions Inc., dated December 11, 2013, related to the commencement of the Offering.

99.2	Press Release of Endo Health Solutions Inc., dated December 11, 2013, related to the pricing of the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO HEALTH SOLUTIONS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President,
Chief Legal Officer & Secretary

Dated: December 12, 2013

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Endo Health Solutions Inc., dated December 11, 2013, related to the commencement of the Offering.

99.2	Press Release of Endo Health Solutions Inc., dated December 11, 2013, related to the pricing of the Offering.